Exhibit 10.20

SECURITY AGREEMENT

DC Bloomfield Cinema, LLC, a Delaware limited liability company (“Debtor”), having an address and principal place of business of 250 E. Broad Street, Westfield, NJ 07090, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby grants, pledges and assigns to NORTHLIGHT TRUST I, a Delaware statutory trust (hereinafter called “Lender”), a security interest in the following property, whether Debtor’s interest therein as owner, co-owner, lessee, consignee, secured party or otherwise be now owned or existing or hereafter arising or acquired, and wherever located, together with all substitutions, replacements, additions and accessions therefor or thereto, all replacement and repair parts therefor, all negotiable documents relating thereto, all products thereof and all cash and non-cash proceeds thereof including, but not limited to, notes, drafts, checks, instruments, insurance proceeds, indemnity proceeds, warranty and guaranty proceeds and proceeds arising in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the following property by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority):

(a)           All of Debtor’s machinery, equipment, tools, furniture, furnishings and fixtures (“Equipment”);

(b)           All of Debtor’s inventory including, but not limited to, parts, supplies, raw materials, work in process, finished goods, materials used or consumed in Debtor’s business, repossessed and returned goods (“Inventory”);

(c)           All of Debtor’s accounts, accounts receivable, contract rights, chattel paper, general intangibles, income tax refunds, instruments, negotiable documents, notes, drafts, acceptances and other forms of obligations and receivables arising from or in connection with the operation of Debtor’s business (“Receivables”);

(d)	All of Debtor’s trade names, trademarks, goodwill, patents, patent applications, copyrights, deposit accounts, licenses and franchises (“General Intangibles”); and

(e)	All of Debtor's governmental licenses and permits ("Licenses").

All of the foregoing hereinafter “Collateral.”

The security interest hereby granted is to secure the prompt and full payment and complete performance of all Obligations of all Borrowers (as defined below) to Lender.  The word “Obligations” is used in its most comprehensive sense and includes, without limitation, all indebtedness, debts and liabilities (including principal, interest, late charges, collection costs, attorneys’ fees and the like) of each Borrower to Lender, whether now existing or hereafter arising, either created by Debtor alone or together with another or others, primary or secondary, secured or unsecured, absolute or contingent, liquidated or unliquidated, direct or indirect, whether evidenced by note, draft, application for letter of credit or otherwise, and any and all renewals of or substitutes therefor.  The word “Obligations” shall include, BUT NOT BE LIMITED TO, all indebtedness owed by each Borrower to Lender by reason of credit extended or to be extended to the Borrowers pursuant to a Loan Agreement dated as of this same date among Digital Cinema Destinations Corp., a Delaware corporation, DC Westfield Cinema, LLC, a Delaware limited liability company, DC Cranford Cinema, LLC, a Delaware limited liability company, DC Bloomfield Cinema, LLC, a Delaware limited liability company, DC Cinema Centers, LLC, a Delaware limited liability company, and DC Lisbon Cinema, LLC, a Delaware limited liability company (each individually, a “Borrower” and collectively, the “Borrowers”) and the Lender (as now and hereafter amended, restated, modified, extended, renewed, replaced, supplemented and/or refinanced, the “Loan Agreement”).

1.           General Covenants.  Debtor represents, warrants and covenants as follows:

(a)           (i)  Debtor is, or as to Collateral arising or to be acquired after the date hereof, shall be, the sole owner of the Collateral free from any and all liens, security interests, encumbrances, claims and interests except those in favor of Lender or related to Permitted Liens (as defined in the Loan Agreement); and (ii) no security agreement, financing statement, equivalent security or lien instrument or continuation statement covering any of the Collateral is on file or of record in any public office.

(b)           Debtor shall not create, permit or suffer to exist, and shall take such action as is necessary to remove, any claim to or interest in or lien or encumbrance upon the Collateral, other than the security interest granted hereby, and shall defend the right, title and interest of Lender in and to the Collateral against all claims and demands of all persons and entities at any time claiming the same or any interest therein.

(c)           Debtor’s principal place of business and chief executive office is located at the address set forth at the beginning of this agreement; Debtor is a Delaware limited liability company; Debtor has no other place of business except for locations disclosed in the Perfection Certificate of the Debtor dated the date hereof and delivered in connection with the Loan Agreement, a copy of which is attached hereto as Annex I; and, unless Lender consents in writing to a change in the location of the Equipment, Inventory or Debtor’s records concerning the Receivables prior to such a change in location, the Equipment, Inventory and Debtor’s records concerning the Receivables shall be kept at either that address set forth at the beginning of this agreement or at a location disclosed in the Perfection Certificate.

(d)           At least thirty (30) days prior to the occurrence of any of the following events, Debtor shall deliver to Lender written notice of such impending events:  (i) a change in Debtor’s principal place of business or chief executive office; (ii) the opening or closing of any place of business; or (iii) a change in Debtor’s name, identity or organizational structure.

(e)           Subject to any limitation stated therein or in connection therewith, all information furnished by Debtor concerning the Collateral or otherwise in connection with the Obligations, is or shall be at the time the same is furnished, accurate, correct and complete in all material respects.

(f)           The Collateral is and shall be used primarily for business purposes.

(g)           Debtor is a Delaware limited liability company formed and existing and in good standing under the laws of the State of Delaware, and that the exact legal name of Debtor is as set forth in the first paragraph of this Security Agreement.

(h)           Debtor shall not voluntarily or involuntarily dissolve, cancel or terminate its legal existence or change the state of its incorporation or organization, as the case may be.

(i)           Debtor shall not change its legal name without providing Lender with not less than thirty (30) days prior written notice.

(j)           Debtor shall remain in good standing under the laws of the state of its incorporation or organization, as the case may be.

(k)           Exhibit B to the Perfection Certificate lists all deposit accounts of the Debtor.  Debtor will, upon the Lender's request, cause each bank or other financial institution in which it maintains a deposit account to enter into a control agreement with the Lender, in form and substance reasonably satisfactory to the Lender, in order to give the Lender control of the deposit account.

2.           Collection of Receivables.  Debtor agrees to execute, deliver, file and record all such notices, affidavits, assignments, financing statements and other instruments as shall in the judgment of Lender be necessary or desirable to evidence, validate and perfect the security interest of Lender in the Receivables.  Upon the occurrence of an Event of Default, Lender shall have the right to notify any persons or entities owing any Receivables and to demand and receive payment, but Lender shall have no duty so to do.  Upon request of Lender and upon an Event of Default as described in the Loan Agreement, Debtor shall notify such account debtors and shall indicate on all invoices to such account debtors that the accounts are payable to Lender.

3.           Insurance.  Debtor shall have and maintain insurance at all times with respect to all Equipment and Inventory consistent with the terms set forth in the Loan Agreement.

4.           Inspection.  Debtor shall at all times keep accurate and complete records of the Receivables and Debtor shall, consistent with the terms of the Loan Agreement, allow Lender, by or through any of its officers, agents, attorneys or accountants, to examine, inspect and make extracts from Debtor’s books and records and to arrange for verification of the Receivables directly with account debtors or by other methods and to examine and inspect the Collateral wherever located.  Debtor shall perform, do, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as Lender may require to more completely vest in and assure to Lender its rights hereunder and in or to the Collateral.

5.           Preservation and Disposition of Collateral.

(a)           Except for the security interest granted hereby and Permitted Liens, Debtor shall keep the Collateral free from any and all liens, security interests, encumbrances, claims and interests.  Debtor shall advise Lender promptly, in writing and in reasonable detail, (i) of any material encumbrance upon or claim asserted against any of the Collateral; (ii) of any material change in the composition of the Collateral; and (iii) of the occurrence of any other event that would have a material effect upon the aggregate value of the Collateral or upon the security interest of Lender.

(b)           Debtor shall not sell or otherwise dispose of the Collateral; provided, however, that until default, Debtor may use the Collateral in any lawful manner not inconsistent with this agreement or with the terms or conditions of any policy of insurance thereon and may also sell or otherwise dispose of the Inventory in the ordinary course of Debtor’s business.  A sale in the ordinary course of business shall not include a transfer in partial or total satisfaction of a debt.

(c)           Debtor shall keep the Collateral in good condition and shall not misuse, abuse, waste or destroy any of the same.

(d)           Debtor shall not use the Collateral in violation of any statute, ordinance, regulation, rule, decree or order.

(e)           Debtor shall pay promptly when due all taxes, assessments, charges or levies upon the Collateral or in respect to the income or profits therefrom, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings; (ii) such proceedings do not involve any danger of sale, forfeiture or loss of any Collateral or any interest therein; and (iii) such charge is adequately reserved against in accordance with generally accepted accounting principles.

(f)           At its option, Lender may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral and may pay for the maintenance and preservation of the Collateral.  Debtor agrees to reimburse Lender upon demand for any payment made or any expense incurred (including reasonable attorneys’ fees) by Lender pursuant to the foregoing authorization.  Should Debtor fail to pay said sum to Lender upon demand, interest shall accrue thereon, from the date of demand until paid in full, at the highest rate set forth in any document or instrument evidencing any of the Obligations.

6.           Extensions and Compromises.  With respect to any Collateral held by Lender as security for the Obligations, Debtor assents to all extensions or postponements of the time of payment thereof or any other indulgence in connection therewith, to each substitution, exchange or release of Collateral, to the addition or release of any party primarily or secondarily liable, to the acceptance of partial payments thereon and to the settlement, compromise or adjustment thereof, all in such manner and at such time or times as Lender may deem advisable.  Lender shall have no duty as to the collection or protection of Collateral or any income therefrom, nor as to the preservation of rights against prior parties, nor as to the preservation of any right pertaining thereto, beyond the safe custody of Collateral in the possession of Lender.

7.           Financing Statements.  At the request of Lender, Debtor shall join with Lender in executing one or more financing statements in a form satisfactory to Lender and shall pay the cost of filing the same in all public offices wherever filing is deemed by Lender to be necessary or desirable.  A carbon, photographic or other reproduction of this agreement or of a financing statement shall be sufficient as a financing statement.  Debtor authorizes Lender to file one or more financing statements describing the Collateral pursuant to the applicable Uniform Commercial Code.  Debtor shall pay the cost of filing in all public offices wherever filing is deemed necessary or appropriate by Lender.

8.           Lender’s Appointment as Attorney-in-Fact.  Debtor hereby irrevocably constitutes and appoints Lender and any officer or agent thereof, with full power of substitution, as Debtor’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Debtor and in the name of Debtor or in Lender’s own name, from time to time in Lender’s discretion, for the purpose of carrying out the terms of this agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this agreement and, without limiting the generality of the foregoing, hereby grants to Lender the power and right, on behalf of Debtor, without notice to or assent by Debtor:

(a)           To execute, file and record all such financing statements, certificates of title and other certificates of registration and operation and similar documents and instruments  as Lender may deem necessary or desirable to protect, perfect and validate Lender’s security interest therein.

(b)           Upon the occurrence and continuance of any event of default under paragraph 9 hereof, (i) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other documents relating to the Collateral;  (ii) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (iii) to defend any suit, action or proceeding described above and, in connection therewith, to make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Lender were the absolute owner thereof for all purposes, and to do, at Lender’s option and Debtor’s expense, at any time or from time to time, all acts and things which Lender deems necessary to protect, preserve or realize upon the Collateral and Lender’s security interest therein, in order to effect the intent of this agreement, all as fully and effectively as Debtor might do.

Debtor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and shall be irrevocable.

The powers conferred upon Lender hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon Lender to exercise such powers and neither Lender nor any of its officers, directors, employees or agents shall be responsible to Debtor for any act or failure to act, except for Lender’s own gross negligence or willful misconduct.

9.           Default.  If any Event of Default exists under the Loan Agreement dated this same date between Debtor and Lender:

(a)           Lender may, at its option and without notice, declare the unpaid balance of any or all of the Obligations immediately due and payable and this agreement and any or all of the Obligations in default.

(b)           All payments received by Debtor under or in connection with any of the Collateral shall be held by Debtor in trust for Lender, shall be segregated from other funds of Debtor and shall forthwith upon receipt by Debtor be turned over to Lender in the same form as received by Debtor (duly indorsed by Debtor to Lender, if required).  Any and all such payments so received by Lender (whether from Debtor or otherwise) may, in the sole discretion of Lender, be held by Lender as collateral security for, and/or then or at any time thereafter be applied in whole or in part by Lender against, all or any part of the Obligations in such order as Lender may elect.  Any balance of such payments held by Lender and remaining after payment in full of all the Obligations shall be paid over to Debtor or to whomsoever may be lawfully entitled to receive the same.  Nothing set forth in this subparagraph (b) shall authorize or be construed to authorize Debtor to sell or otherwise dispose of any Collateral except as provided in subparagraph 5(b) hereof.

(c)           Lender shall have the rights and remedies of a secured party under this agreement, under any other instrument or agreement securing, evidencing or relating to the Obligations and under the law of the State of New York.  Without limiting the generality of the foregoing, Lender shall have the right to take possession of the Collateral and all books and records relating to the Collateral and for that purpose Lender may enter upon, with or without breaking into, any premises on which the Collateral or books and records relating to the Collateral or any part thereof may be situated and remove the same therefrom.  Debtor expressly agrees that Lender, without demand of performance or other demand, advertisement or notice of any kind (except the notices specified below of time and place of public sale or disposition or time after which a private sale or disposition is to occur) to or upon Debtor or any other person or entity (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase or sell or otherwise dispose of and deliver the Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any of Lender’s offices or elsewhere at such prices as Lender may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Debtor.  Debtor further agrees, at Lender’s request, to assemble the Collateral and to make it available to Lender at such places as Lender may reasonably select, whether at Debtor’s premises or elsewhere.  Debtor further agrees to allow Lender to use or occupy Debtor’s premises, without charge, for the purpose of effecting Lender’s remedies in respect of the Collateral.  Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any or all of the Collateral or in any way relating to the rights of Lender hereunder, including reasonable attorneys’ fees and legal expenses, to the payment in whole or in part of the Obligations, in such order as Lender may elect, and only after so paying over such net proceeds and after payment by Lender of any other amount required by any provision of law, need Lender account for the surplus, if any, to Debtor. To the extent permitted by applicable law, Debtor waives all claims, damages and demands against Lender arising out of the repossession, retention, sale or disposition of the Collateral. Debtor agrees that Lender need not give more than ten (10) days’ notice (which notification shall be deemed given when mailed, postage prepaid, addressed to Debtor at Debtor’s address set forth at the beginning of this agreement, or when telecopied or telegraphed to that address) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters.  Debtor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Lender is entitled. Debtor shall also be liable for the costs of collecting any of the Obligations or otherwise enforcing the terms thereof or of this agreement including reasonable attorneys’ fees.

10.           General.  Any provision of this agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Lender shall not be deemed to have waived any of its rights hereunder or under any other agreement, instrument or paper signed by Debtor unless such waiver is in writing and signed by Lender.  No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right.  All of Lender’s rights and remedies, whether evidenced hereby or by any other agreement, instrument or paper, shall be cumulative and may be exercised singularly or concurrently.  Any written demand upon or written notice to Debtor shall be effective when deposited in the mails addressed to Debtor at the address shown at the beginning of this agreement.  This agreement and all rights and obligations hereunder including matters of construction, validity and performance, shall be governed by the law of the State of New York.  The provisions hereof shall, as the case may require, bind or inure to the benefit of, the respective heirs, successors, legal representatives and assigns of Debtor and Lender.

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IN WITNESS WHEREOF, Debtor has signed this agreement as of this 28th day of September, 2012.

DEBTOR: DC Bloomfield Cinema, LLC, a Delaware limited liability company

By:	/s/ A. Dale Mayo
Name:	A. Dale Mayo
Title:	Manager

BLOOMFIELD 51757-7 1223720v2